                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2003

                               SL Industries, Inc.
                               -------------------
               (Exact Name of Registrant as Specified in Charter)

New Jersey                            1-4987                 21-0682685
------------------------------        ----------------       ------------------
(State or Other Jurisdiction          (Commission            (I.R.S. Employer
of Incorporation)                     File Number)           Identification No.)

                         520 Fellowship Road, Suite A114
                         Mount Laurel, New Jersey 08054
                         ------------------------------
              (Address of Principal Executive Offices and Zip Code)

                                 (856) 727-1500
                                 --------------
              (Registrant's telephone number, including area code)

                                       N/A
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

            Item 2. Acquisition or Disposition of Assets

            On January 6, 2003 (the "Closing  Date"),  the  Registrant  sold its wholly-owned German subsidiary,  Elektro-Metall Export GmbH ("EME"), pursuant to that certain  Securities  Purchase  Agreement dated as of January 3, 2003 by and among the registrant,  SL Industries Vertrieb GmbH ("Seller"),  DCX-Chol Holding
GmbH  ("Purchaser"),  DCX-Chol  Enterprises,  Inc. and Chol  Enterprises,  Inc.,
attached  hereto as Exhibit 2.1 (the "Purchase  Agreement").  As a result of the transaction,  SL's net worth is  expected  to  decrease  by  approximately  $3.5 million. The transaction is not anticipated to have a material tax impact.

            Description of Assets
            ---------------------

            EME is a producer of electronic  actuation devices and cable harness systems sold primarily to original equipment  manufacturers in the aerospace and automotive  industries.  Its operations  are located in Ingolstadt,  Germany and
Paks, Hungary.  EME is expected to report sales of approximately $27 million and net income of approximately $1.7 million for the 2002 calendar year.

            Consideration
            -------------

            Pursuant to the terms of the Purchase Agreement, the Seller received
an  aggregate   consideration  of  $11.6  million,   determined  by  arms-length
negotiation, comprised of cash, purchaser notes and assumption of bank debt. The purchaser  notes are comprised of a $3 million  secured note that bears interest at the prime rate plus 2% and matures no later than May 1, 2003 and a $1 million unsecured note that bears interest at an annual rate of 12% and matures April 3,
2004. Cash proceeds were used to pay down debt.

            Relationship with Purchaser
            ---------------------------

            The  Registrant,  on  the  one  hand,  and  the  Purchaser  and  its affiliates,  on the other hand,  have no common  officers,  directors or control persons.

            For additional  information,  reference is made to the press release attached to the Registrant's Current Report on Form 8-K dated January 8, 2003.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

(a)         Financial  Information:  It is impracticable to provide the required
financial   information  at  the  time  this  Report  is  filed.  The  Financial information will be filed by amendment.

(c)         Exhibits.

            The following is filed as an Exhibit to this Report:

Exhibit Number     Description
--------------     -----------

2.1                Securities  Purchase Agreement dated as of January 3, 2003 by and  among  the  Registrant,  SL  Industries  Vertrieb  GmbH,
                   DCX-Chol Holding GmbH,  DCX-Chol  Enterprises,  Inc. and Chol
                   Enterprises, Inc.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the  Registrant  has duly  caused  this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                SL Industries, Inc.

Date:  January 17, 2003                         By: /s/ David R. Nuzzo
                                                    -----------------------------
                                                    David R. Nuzzo
                                                    Vice President Finance and
                                                    Administration

                                  Exhibit Index

Exhibit Number     Description
--------------     -----------

2.1                Securities  Purchase Agreement dated as of January 3, 2003 by and  among  the  Registrant,  SL  Industries  Vertrieb  GmbH,
                   DCX-Chol Holding GmbH,  DCX-Chol  Enterprises,  Inc. and Chol
                   Enterprises, Inc.